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                                                                      Exhibit 24


                            SPECIAL POWER OF ATTORNEY



                  KNOW ALL MEN BY THESE PRESENTS that I, Frank E. Melton, Director of The Liberty Corporation, do hereby appoint Martha G. Williams and Sophia G. Vergas, or either of them, Special Attorney for me and in my name and on my behalf to sign the Annual Report on Form 10-K and any amendments thereto for The Liberty Corporation to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, for each fiscal year ended December 31, and generally to do and to perform all things necessary to be done in the premises as fully and effectually in all respects as I could do if personally present.


                  IN WITNESS WHEREOF, I have hereunto set my hand and seal this 7th day of March, 2001.


                                               Frank E. Melton             /s/
                                        ----------------------------------------
                                        Director, The Liberty Corporation
                                        A South Carolina Corporation






       Myra T. Pepper              /s/                        (SEAL)
--------------------------------------------------------------
Notary Public for State of Mississippi At Large
My Commission Expires:  December 22, 2003




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